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                                  EXHIBIT 10.8


                              AMENDED AND RESTATED

                            SECURITY ESCROW AGREEMENT







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                 AMENDED AND RESTATED SECURITY ESCROW AGREEMENT

       THIS AMENDED AND RESTATED ESCROW AGREEMENT (this "Agreement") made and entered into as of May 15, 1998, among Gregory K. McGrath and Robert S. Geiger (herein referred to individually as a "Security Holder" and collectively as the "Security Holders"), Baron Capital Trust (the "Trust"), Baron Capital Properties, L.P. (the "Partnership") and American Stock Transfer & Trust Company (the "Escrow Agent").

                                WITNESSETH THAT:

       A. Each Security Holder is owner of the number of units of limited partnership interest ("Units") in the Partnership, an affiliate of the Trust, listed opposite his name on Exhibit A attached hereto which he acquired in exchange for his initial capital contribution to the Partnership and other consideration.

       B. The Trust has registered with the Securities and Exchange Commission (the "Commission") 2,500,000 Common Shares of the Trust pursuant to a Form SB-2 Registration Statement in connection with the proposed public offering of such Common Shares for cash (the "Cash Offering"), and the Partnership will apply for registration of 2,500,000 Units in the Partnership (which Units may be exchanged for an equivalent number of Common Shares as described in the Prospectus contained in the Form SB-2 Registration Statement), pursuant to a Form S-4 Registration Statement in connection with the proposed public exchange offering of Units (the "Exchange Offering"). As a condition of such registrations, the Security Holders, the Escrow Agent, the Trust and the Partnership agree to be bound by this Agreement.

       C. Each Security Holder has deposited with the Escrow Agent a certificate representing the number of Units listed opposite his name on Exhibit A, and the Escrow Agent hereby acknowledges receipt thereof. Such Units, together with any Common Shares of the Trust into which the Units may be converted in accordance with this Agreement, are herein collectively referred to as "Escrowed Shares."

       NOW THEREFORE, the parties hereto agree as follows:

       1. Deposit of Certificates. Simultaneously with the execution of this Agreement, each Security Holder has deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, a certificate representing the Escrowed Shares owned by the respective Security Holder. Escrowed Shares comprised of Units are exchangeable into an equivalent number of Common Shares of the Trust in accordance with the terms of the Declaration of Trust of the Trust (the "Declaration of Trust") and the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), as they may be amended from time to time. The number of Units comprising the Escrowed Shares deposited with the Escrow Agent was determined based upon the assumption that the Cash Offering and Exchange Offering would each be fully subscribed, and is intended to evidence the ownership by each Security Holder of nine and one-half percent (9-1/2%) of the Common Shares outstanding after completion of the Cash Offering and exchange by the Partnership of 2,500,000 of its Units for units of limited partnership


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interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those to be acquired by the Trust) have been exchanged into an equivalent number of Common Shares. Copies of certificates representing the Escrowed Shares are attached hereto as Exhibit B.

       2. Term. The term of this Agreement and of the escrow provided herein shall commence on the date that the Cash Offering is declared effective by the Commission. The certificates evidencing the securities are to be deposited with the Escrow Agent and are to be held until their release pursuant to paragraph 3 of this Agreement.

       3.     Release of Escrowed Shares.

       3.1 Return of Excess Units and Common Shares. On May 14, 1999, (the "Share Determination Date"), the Chief Financial Officer of the Partnership shall certify to the Escrow Agent the number of Units and/or Common Shares comprising the Escrowed Shares, as the case may be, which are in excess of the number to which the Security Holders are entitled under the Subscription Agreement dated as of February 3, 1998 among the Security Holders, the Partnership and the Trust, and shall simultaneously deliver to the Escrow Agent replacement certificates evidencing ownership by the Security Holders of the proper number of Units and/or Common Shares. Upon receipt of such certification and replacement certificates, the Escrow Agent shall return the certificates representing the original Escrowed Shares to the Partnership and the replacement certificates shall thereupon be deemed to represent the Escrowed Shares for all purposes hereunder.

       3.2 Release to the Security Holders. The Escrowed Shares owned by each Security Holder shall be released to such Security Holder as set forth below, and once released from escrow hereunder, Escrowed Shares shall no longer be subject to the terms and conditions of this Agreement:

       a. 25% of the Escrowed Shares shall be released from escrow on the sixth, seventh, eighth, and ninth anniversary dates of the effectiveness of the Cash Offering; or

       b. 100% of the Escrowed Shares shall be released from escrow after the Trust has had annual net earnings per share according to generally accepted accounting principles ("GAAP") equal to at least 5% of the public offering price (after taxes and excluding extraordinary items) for any two consecutive fiscal years following the date of effectiveness of the Cash Offering; or

       c. 100% of the Escrowed Shares shall be released from escrow after the Trust has had average annual net earnings per share according to GAAP (after


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              taxes and excluding extraordinary items) equal to at least 5% of the public offering price, for any five consecutive fiscal years following the date of effectiveness of the Cash Offering; or

       d. 100% of the Escrowed Shares shall be released from escrow after the Trust's Common Shares have traded on a national stock exchange at a price equal to at least 175% of the initial public offering price for at least 90 consecutive trading days following the first anniversary of the date of effectiveness of the Cash Offering.

       3.2.1 Documentation to Escrow Agent Regarding Release of Escrowed Shares to Security Holders. A request for termination of the escrow, based on the satisfaction of the conditions described in paragraphs 3.2.a, 3.2.b, 3.2.c or 3.2.d above, shall be forwarded by each Security Holder to the Escrow Agent. A request for termination of the escrow based upon satisfaction of the conditions described in paragraph 3.2.b or 3.2.c. shall be accompanied by an earnings per share calculation audited and reported on by an independent certified public accountant retained by the Trust. A request for termination of the escrow based upon satisfaction of the conditions described in paragraph 3.2.d shall be accompanied by evidence of the stock price conditions provided therein.

       3.3. Terminated or Partial Offerings. The foregoing notwithstanding, the Escrowed Shares will be released by the Escrow Agent:

       a. If the Cash Offering and the Exchange Offering have been terminated and no securities were sold or exchanged thereunder; or

       b. If the Cash Offering is terminated without sale of the minimum offering amount required to complete the offering and all proceeds have been returned to investors in such offering.

       4. Restriction on Transfer. The Escrowed Shares may be transferred by will, or pursuant to the laws of descent and distribution, or through appropriate legal proceedings, but in all cases the Escrowed Shares shall remain in escrow and subject to the terms of this Agreement until released pursuant to paragraph 3 above. Upon the death of the holder of any Escrowed Shares, the Escrowed Shares of the deceased holder may be hypothecated, subject to all of the terms of this Agreement, to the extent necessary to pay the expenses (including, without limitation, tax liabilities) of the estate. The Escrowed Shares may be transferred by gift to family members, provided that the Escrowed Shares shall remain subject to the terms of this Agreement. The Escrowed Shares may not be pledged to secure a debt except as noted above.

       5. Voting Rights. The Security Holders shall be entitled to exercise all voting rights in respect of the Escrowed Shares owned by him to which the owners of non-escrowed Units or Common Shares, as the case may be, are entitled; provided however that until the Share


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Determination Date, a Security Holder shall only be entitled to vote those Units and/or Common Shares owned by him and held in escrow hereunder which, when added to all non-escrowed Units and Common Shares owned by him, represent nine and one-half percent (9-1/2%) of the Common Shares then issued and outstanding, calculated on a fully diluted basis assuming all then outstanding Units (other than those to be acquired by the Trust) have been exchanged into an equivalent number of Common Shares.

       6.     Dividends and Distributions.

       6.1 Payment to Escrow Agent. Any dividends paid on Common Shares and/or distributions paid with respect to Units while they are held in escrow hereunder shall be paid to the Escrow Agent by check or wire transfer by the Trust or the Partnership, respectively. Until the Share Determination Date, dividends and distributions shall only be paid with respect to those Escrowed Shares which a Security Holder would be entitled to vote under paragraph 5 hereof. The Escrow Agent shall invest such dividends and distributions and interest earned thereon in an interest-bearing account. Until the Escrowed Shares are released to the Security Holders pursuant to paragraph 3 of this Agreement, the Escrow Agent shall treat dividends and distributions paid on the Escrowed Shares and interest earned thereon (less amounts thereof required under paragraph 6.3 hereof to pay tax obligations of the Security Holders in respect of Escrowed Shares owned by them and held in escrow hereunder) as assets of the Trust or the Partnership, as the case may be, available for distribution under the terms and conditions set forth in paragraph 10 below.

       6.2 Release to the Security Holders with Escrowed Shares. Dividends and distributions paid on the Escrowed Shares and interest earned thereon while the Escrowed Shares are held in escrow thereunder (less amounts thereof required under paragraph 6.3 hereof to pay tax obligations of the Security Holders in respect of Escrowed Shares owned by them and held in escrow hereunder) shall be disbursed to the Security Holders together with Escrowed Shares released from the escrow pursuant to paragraph 3, in an amount proportionate to the number of Escrowed Shares so released in relation to the number of Escrowed Shares held in escrow hereunder immediately prior to such disbursement.

       6.3 Payment of Tax Obligations on Dividends. At the written request of the independent Trustees (identified on Exhibit D hereto, as it may be amended from time to time), the Escrow Agent shall deliver a check or wire transfer to each Security Holders each year out of the dividends and distributions paid on the Escrowed Shares and interest earned thereon held in escrow hereunder, in an amount equal to the tax due from such Security Holder on such dividends, distributions and interest.

       7. Stock Dividends or Splits. Stock dividends on, and shares resulting from stock splits of, the Escrowed Shares shall be delivered to the Escrow Agent and held pursuant to this Agreement. In the event of any stock dividend, stock split or recapitalization of the Partnership or the Trust, any rights or duties described in terms of a per share requirement in this Agreement


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shall be adjusted appropriately.

       8. Additional Shares. Upon the exercise by a Security Holder of any conversion rights, warrants or options to acquire additional Units or Common Shares earned by reason of his ownership of Escrowed Shares under any agreement now effective or coming into effect during the term of the escrow hereunder, such additional Units or Common Shares received by the Security Holder shall forthwith be deposited in escrow with the Escrow Agent and shall be subject to the terms and conditions of this Agreement.

       9. Right to Convert Units into Common Shares. Each Security Holder shall have the right to convert Units which are subject to the escrow hereunder into Common Shares at any time conversion is permitted under the Declaration of Trust and the Partnership Agreement; provided, however, that until the Share Determination Date occurs, only Units which a Security Holder would be entitled to vote pursuant to paragraph 5 above may be so converted. Security Holders may exercise their conversion rights by notifying the Escrow Agent of such conversions and such conversion shall be effected immediately upon the Escrow Agent's receipt of such notice. Upon each conversion and any partial release of Escrowed Shares under this Agreement, the Escrow Agent shall immediately revise Exhibit A to reflect the number of Common Shares and Units which remain subject to this Agreement.

       10. Dissolution Preference. Subject to the limitations set forth below, each Security Holder agrees in the event of dissolution, liquidation, merger, consolidation, sale of assets, exchange, or any transaction or proceeding ( a "Capital Event") that results in the distribution or sale of all or substantially all of the assets of the Partnership or the Trust, to defer receipt of and subordinate the economic benefits to which he would otherwise be entitled by reason of his ownership of the Units and Common Shares held in escrow hereunder on the effective date of such an event, in favor of any original purchasers in the Cash Offering or the Exchange Offering which have remained the holders of Common Shares or Units, until such original purchasers have received, or have had irrevocably set aside for them, cash, securities, or assets of any other kind (including, without limitation, any dividends and/or distributions of any of the foregoing paid to the original investors prior to the capital event) with an aggregate value at least equal to 100% of their initial public offering price per Common Share or Unit, adjusted for stock splits and stock dividends. Thereafter, the Security Holders shall participate on a pro rata basis. No transferee from an original purchaser other than by reason of descent shall have benefit of this provision. No original purchaser of Units or Common Shares in the Exchange Offering or the Cash Offering, as the case may be, shall have benefit of this provision if such purchaser voted in favor of the Capital Event at a meeting held for such purpose, unless the Security Holders also voted in favor of such Capital Event. The Escrow Agent shall act in accordance with the written direction of the Independent Trustees (whose determination shall be conclusive) in respect of the holders of Units and Common Shares which shall be entitled to the benefits of this Section 10 and the amount of any such benefits.

       11. Reliance by Escrow Agent. The Escrow Agent may conclusively rely on, and shall


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be protected, when its acts in good faith upon, any statement, certificate, notice, request, consent, order or other document which it believes to be genuine and signed by the proper party. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless it is indemnified to its reasonable satisfaction. The Escrow Agent may consult counsel with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken, or omitted, in good faith upon advice of counsel. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses except those which arise out of the Escrow Agent's willful default or negligence, and it shall accordingly not incur any such liability with respect to: (i) any action taken or omitted in good faith upon advice of its counsel or counsel of the Trust given with respect to any questions relating to the duties and responsibility of the Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement. All Escrowed Shares and funds held pursuant to this Agreement shall constitute trust property. The Escrow Agent shall not be liable for any interest on the Escrowed Shares.

       12. Compensation to Escrow Agent. The Escrow Agent shall be entitled to receive from the Trust reasonable compensation for its services as set forth in Exhibit B attached hereto. In the event that the Escrow Agent renders any additional services not provided for herein, or if any controversy arises hereunder, or if the Escrow Agent is made a party to, or intervenes in any action, suit or proceeding pertaining to this Agreement, it shall be entitled to receive from the Security Holders or at the option of the Escrow Agent, the Trust, reasonable compensation for such additional services.

       13. Qualification and Independence of Escrow Agent. The Trust and each of the Security Holders hereby represent that a complete list of its respective officers and members of the Board of the Board is attached hereto as Exhibit D. Based thereon, the Escrow Agent hereby represents and warrants that it is not affiliated with the Trust, the Security Holders or any of their respective officers or directors.

       14. Indemnification. The Trust and each Security Holder agrees to hold the Escrow Agent harmless from, and indemnify the Escrow Agent for, any and all costs of investigation or claims, costs, expenses, reasonable attorney fees or other liabilities or disbursements arising out of any administrative investigation or proceeding or any litigation, commenced or threatened, relating to this Agreement, including without limitation, the implementation of this Agreement, the distribution of stock or funds, the investment of funds, the interpretation of this Agreement or similar matters, provided that the Escrow Agent shall not be indemnified for any costs of


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investigation or claims, costs, expenses, attorney fees or other liability arising from its bad faith or negligence or that of any of its employees, officers, directors or agents; and further provided that the Escrow Agent shall look first to the Trust, its assets, and the assets subject to escrow, before seeking recourse under this indemnity against the Security Holders.

       15. Scope. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

       16. Termination. Except for the indemnification provisions of paragraph 14 above, which shall survive in any event, this Agreement shall terminate in its entirety when all the Escrowed Shares have been released as provided in paragraph 3 above.

       17. Substitute Escrow Agent. The Escrow Agent may, upon not less than 60 days prior written notice to the Trust and the Security Holders, resign as the Escrow Agent. The Trust and the Security Holders shall, before the effective date of the Escrow Agent's resignation, mutually agree upon and appoint a successor Escrow Agent. If the Trust and the Security Holders fail to agree upon a successor Escrow Agent at least 10 days prior to the date of resignation, an impasse shall be deemed to exist, at which time the Independent Trustees shall have the right to select the successor Escrow Agent. Pending resolution of the impasse and selection of the successor Escrow Agent, the Escrow Agent then serving under this Agreement shall continue to serve as the Escrow Agent, but shall have no liability for its actions other than for gross negligence or acts amounting to criminal misconduct.

       18. Notice of Non-liability. Under the Delaware Business Trust Act and Sections 3.3 and 3.4 of the Declaration of Trust, neither the Shareholders, the Trustees nor any other members of the Board of the Trust shall be personally liable hereunder, and the Escrow Agent expressly agrees to look solely to the Trust's property for the satisfaction of any claims hereunder against the Trust or the Security Holders.

                   [balance of page intentionally left blank]


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       IN WITNESS WHEREOF, the Security Holders, the Trust and the Escrow Agent
have entered into this Agreement as of the date first above written, in multiple counterparts, each of which shall be considered an original.


                                     SECURITY HOLDERS:

                                     /s/ Gregory K. McGrath
                                     ---------------------------
                                         Gregory k. McGrath


                                     /s/ Robert S. Geiger
                                     ---------------------------
                                         Robert S. Geiger


                                     TRUST:

                                     BARON CAPITAL TRUST

                                     By: /s/ Gregory K. McGrath
                                         ---------------------------
                                             Gregory K. McGrath
                                             Chief Executive Officer

                                     PARTNERSHIP:

                                     BARON CAPITAL PROPERTIES, L.P.

                                     By: /s/ Gregory K. McGrath
                                         ---------------------------
                                             Gregory K. McGrath
                                             Chief Executive Officer

                                     ESCROW AGENT:

                                     AMERICAN STOCK TRANSFER
                                      & TRUST COMPANY

                                     By: /s/ Herbert J. Lemmer
                                         ------------------------
                                             Herbert J. Lemmer
                                             Vice President


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                                  EXHIBIT A

                                     Number of Units
       Name of Security Holder       Originally Placed in Escrow*
       -----------------------       ----------------------------
       Gregory K. McGrath            601,080

       Robert S. Geiger              601,080

*The number of Units originally placed in escrow is based upon the assumed full subscription of the Cash Offering and exchange by the Partnership of 2,500,000 Units for units of limited partnership interest in real estate limited partnerships completed by May 14, 1999. On that date, a calculation will be made as to whether the Security Holders received excess Escrowed Shares, and if so, such excess Escrowed Shares will be released from escrow and canceled. Pending this determination, voting rights as well as distribution payments will be limited as set forth in this Agreement.


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                                    EXHIBIT B

                           ESCROWED SHARE CERTIFICATES





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                                    EXHIBIT C

                          COMPENSATION OF ESCROW AGENT

One-time only fee of $ 1,000.00.




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                                    EXHIBIT D
             LIST OF OFFICERS AND MEMBERS OF THE BOARD OF THE TRUST

             Name of Officer and
             Member of the Board                Position
             -------------------                --------

             Gregory K. McGrath                 Chief Executive Officer

             Robert S. Geiger                   Chief Operating Officer

             Baron Advisors, Inc.               Member of the Board

             James H. Bownas                    Member of the Board (Independent Trustee)

             Peter M. Dickson                   Member of the Board (Independent Trustee)